EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-259122, 333-260142, 333-261346, 333-264936, 333-266032 and 333-271821) and Form S-8 (Nos. 333-210936, 333- 215235, 333-218246, 333-233163 and 333-266584) of SilverBow Resources, Inc. of our report dated September 10, 2023 relating to the statements of revenues and direct operating expenses of the South Texas Rich Properties of Chesapeake Energy Corporation, which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
Oklahoma City, Oklahoma
September 12, 2023